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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement, relating to the 24,590 shares of Class A Common Stock of The Reynolds and Reynolds Company, on Form S-3, of our report dated November 14, 2000 appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Dayton, Ohio
January 12, 2001